SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Ariziona Tax Exempt Income Fund--Class A Shares
Fiscal period ending:  May 31, 1997
Inception date (if less than 10 years of performance):  January
30, 1991

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $ 1,000   $ 1,000      $ 1,000

ERV =  Ending Redeemable Value $ 1,024.23  $ 1,293.27  $ 1,473.08

T   =  Average Annual
       Total Return                2.42%      5.28%        6.31%*

              *Life of fund, if less than 10 years
YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $ 576,827

Expenses                         $ 100,678

Reimbursement                    $

Average shares                     13,507,982

NAV                              $ 9.03

Sales Charge                     4.75%

POP                              $9.48

Yield at POP                     4.50%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


   4.5%                4.5%
 ------      =       ------              =      7.86%
1-42.72%              .5728%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Arizona Tax Exempt Income Fund--Class B Shares
Fiscal period ending:  May 31, 1997
Inception date (if less than 10 years of performance): July 15,
1993

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $ 1,000    $ 1,000    $ 1,000

ERV =  Ending Redeemable Value   $ 1,019.43 $ 1,287.83 $ 1,462.36

T   =  Average Annual
       Total Return               1.94%        5.19%     6.31%*

              *Life of fund, if less than 10 years
YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $ 131,698

Expenses                         $  37,844

Reimbursement                    $

Average shares                     3,088,847

NAV                              $  9.02

Maximum Contingent Deferred
    Sales Charge                   5.00%

Yield at NAV                       4.08%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


  4.08%               4.08%
 ------      =       ------              =     7.12%
 1-42.72%              .5728%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Arizona Tax Exempt Income Fund--Class M Shares
Fiscal period ending:  May 31, 1997
Inception date (if less than 10 years of performance): July 3,
1995

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $ 1,000   $ 1,000      $ 1,000

ERV =  Ending Redeemable Value   $1,036.75 $1,293.54    $1,462.36

T   =  Average Annual
       Total Return                3.68%      5.28%       6.19%*

              *Life of fund, if less than 10 years
YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $  2,264

Expenses                         $    513

Reimbursement                    $ 52,956

Average shares

NAV                              $  9.04

Sales Charge                      3.25%

POP                              $  9.34

Yield at POP                      4.28%

TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
               ---------------           =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


  4.28%               4.28%
 ------      =       ------              =    7.47%
 1-42.72%             .5728%

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